SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/_/ Confidential, for Use of the Commission Only
    (as permitted by Rule 14a 6(e)(2))
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   ADAGE, INC.
________________________________________________________________________________
                (Name of Registrant as Specified in its Charter)

________________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No Fee Required.

/_/ Fee computed on table below per Exchange Act Rules 14a 6(i)(4) and 0-11

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

5) Total fee paid:

   _____________________________________________________________________________

/_/ Fee paid previously with preliminary materials.
/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid: _________________________________________________

    2) Form, Schedule or Registration No.:______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

                                   ADAGE, INC.
                              7505 Technology Drive
                          West Melbourne, Florida 32904
                       ----------------------------------

                  NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS

                       ----------------------------------


     The Annual Meeting of Shareholders (the "Meeting") of Adage, Inc., a Pennsylvania corporation (the "Company"), will be held on Monday, December 8, 1997 at 9:00 a.m., local time, at the offices of RELM Communications, Inc., 7505 Technology Drive, West Melbourne, Florida,, for the following purposes:

     1. To elect seven (7) directors to hold office until the Annual Meeting of Shareholders in 1998 and until their respective successors are duly elected and qualified;

     2. To consider and vote upon approval of a proposal which would change the Company's state of incorporation from Pennsylvania to Nevada and would also change the Company's name from Adage, Inc. to RELM Wireless Corporation; and

     3. To transact such other business as may properly come before the Meeting and any and all adjournments and postponements thereof.

     The Board of Directors has fixed the close of business on October 25, 1997 as the record date for the Meeting. Only shareholders of record at that time are entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Meeting.

     The Board of Directors urges you to date, sign and return the enclosed proxy promptly. The return of the enclosed proxy will not affect your right to vote in person if you do attend the Meeting.

                                By Order of the Board of Directors,



November 3, 1997                William P. Kelly
                                Secretary

                                   ADAGE, INC.
                              7505 Technology Drive
                          West Melbourne, Florida 32904
                       ----------------------------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                DECEMBER 8, 1997

                       ----------------------------------


                                  INTRODUCTION

     This Proxy Statement is being furnished to shareholders by the Board of Directors of Adage, Inc., a Pennsylvania corporation (the "Company"), in connection with the solicitation of the accompanying proxy (each a "Proxy" and collectively, "Proxies") for use at the Company's Annual Meeting of Shareholders (the "Meeting") which is scheduled to be held at 9:00 a.m., local time, on Monday, December 8, 1997 at the offices of RELM Communications, Inc., 7505 Technology Drive, West Melbourne, Florida, for the purposes set forth in the foregoing Notice of 1997 Annual Meeting of Shareholders (the "Notice") or any adjournment thereof.

     The mailing address of the principal executive offices of the Company is 7505 Technology Drive, West Melbourne, Florida 32904. This Proxy Statement and the accompanying Proxy will first be sent or given to shareholders on approximately November 3, 1997.

                    VOTING SECURITIES AND SECURITY OWNERSHIP

Record Date and Voting Securities

     At the close of business on October 25, 1997, the record date fixed for the determination of shareholders entitled to notice of and to vote at the Meeting (the "Record Date"), there were outstanding 4,981,231 shares of the Company's Common Stock, $.60 par value per share (the "Common Stock"). Except as indicated below, holders of Common Stock have one vote per share on each matter to be acted upon. Only holders of Common Stock (the "Shareholders") of record at the close of business on the Record Date will be entitled to vote at the Meeting and at any adjournment thereof. The presence, in person or by proxy, of Shareholders entitled to cast at least a majority of the votes that all Shareholders are entitled to cast at the Meeting shall constitute a quorum for the Meeting.

     Because shareholders of the Company have cumulative voting rights, in the election of directors each Shareholder shall be entitled to seven votes, the number of votes which is equal to the number of directors to be elected, for each share such Shareholder is entitled to vote at the Meeting and such Shareholder may cast the aggregate number of such votes for one candidate or distribute such votes among any two or more candidates. On all other matters brought before the Meeting each Shareholder shall be entitled to one vote for each share such Shareholder is entitled to vote at the Meeting.

Voting of Proxies

     Shares of Common Stock represented by Proxies, which are properly executed, duly returned and not revoked, will be voted in accordance with the directions contained therein. If no direction is given in the Proxy, the shares of Common Stock represented thereby will be voted: (i) one vote per share for the election of each of the seven (7) nominees of the Board of Directors in the election of directors (the "Election of Directors"); (ii) for approval of the proposal which would change the Company's state of incorporation from Pennsylvania to Nevada and change the Company's name from Adage, Inc. to RELM Wireless Corporation (the "Reincorporation Proposal"); and (iii) on any other matter that may properly be brought before the Meeting in accordance with the judgment of the person or persons voting the Proxies.

     The execution of a Proxy will in no way affect a Shareholder's right to attend the Meeting and to vote in person. Any Proxy executed and returned by a Shareholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Meeting, or by execution of a subsequent proxy that is presented before the Meeting, or if the Shareholder attends the Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have cast pursuant to the authority conferred by such Proxy prior to such revocation. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which brokers or nominees do not have discretionary power) will be treated as shares that are present but have not been voted.

Solicitation of Proxies

     The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mail, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and regular employees of the Company or its subsidiaries. The Company will, upon request, reimburse brokerage houses and persons holding Common Stock in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.

Security Ownership of Certain Beneficial Owners and Management

     The table below sets forth certain information as of September 30, 1997 regarding the beneficial ownership, as defined in regulations of the Securities and Exchange Commission, of Common Stock of (i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director and nominee for director of the Company, (iii) the Company's President (the only executive officer of the Company on that date whose salary and bonus compensation exceeded $100,000 during 1996), and (iv) all directors and executive officers as a group. Unless otherwise specified, the named beneficial owner has sole voting and investment power. The information in the table below was furnished by the persons listed.

                                                 Amount Beneficially        Percent
        Name of Beneficial Owner                        Owned              of Class(1)
        ------------------------                 --------------------      -----------
Dimensional Fund Advisors .....................      273,733(2)                 5.5
   1299 Ocean Avenue, 11th Floor
   Santa Monica, CA 90401
Donald F.U. Goebert ...........................    1,711,234(3)(4)             33.8
   400 Willowbrook Lane
   West Chester, PA 19382
Ralph R. Whitney, Jr ..........................       46,187(5)                *
Buck Scott ....................................       10,000                   *
James C. Gale .................................        4,166(6)                *
Joel A. Schleicher ............................        3,124(6)                *
George N. Benjamin, III .......................        1,922(7)                *
Robert L. MacDonald ...........................            0                   *
All executive officers and directors as a group
   (7 persons) ................................    1,777,102(3)(4)(5)(6)(7)    35.0

-----------------------
*    Less than 1%

(1) Based upon 4,981,231 outstanding shares as of September 30, 1997 and, with respect to each holder of options exercisable within 60 days, the shares represented by such options.

(2) According to the Schedule 13G filed by Dimensional Fund Advisor Inc. (the "Reporting Person") dated February 5, 1997, the Reporting Person had sole voting power with respect to 181,238 of the reported shares and sole investment power with respect to 273,733 of the reported shares and all of the reported shares were owned by advisory clients of the Reporting Person.

(3) Includes 188,971 shares owned by Investors Insurance Group, Inc., a subsidiary of a company controlled by Mr. Goebert; 85,942 shares owned by Chester County Fund, Inc., the majority shareholder of which is Mr. Goebert; and 60,000 shares owned by a partnership controlled by Mr. Goebert. Also includes 87,500 shares subject to immediately exercisable options or options exercisable within 60 days and 11,840 shares held in trust for Mr. Goebert's children.

(4) Includes 23,366 shares held in a custodial account for the Adage, Inc. Employee Stock Purchase Program, of which Mr. Goebert is a Custodian, and 789 shares held in a Trust under the Adage, Inc. 401(k)
     Retirement-Investment Plan, of which Mr. Goebert is a Trustee.

(5) Includes 4,166 shares subject to immediately exercisable options or options exercisable within 60 days.

(6) Represents shares subject to immediately exercisable options or options exercisable within 60 days.

(7) Includes 1,822 shares subject to immediately exercisable options or options exercisable within 60 days.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information regarding compensation paid during each of the last three years to the Company's President and to the Company's then other executive officer whose salary and bonus compensation exceeded $100,000 during 1996.

                                                                                  Long-Term Compensation
                                                                                          Awards
                                                Annual Compensation              ---------------------------
                                                -------------------              Number of
                                                                Other Annual     Securities       All Other
                                           Salary     Bonus     Compensation     Underlying     Compensation
Name and Principal Position      Year        ($)       ($)         ($)(I)        Options(#)          ($)
---------------------------      ----       -----     -----       --------      ------------        ----
Donald F. U. Goebert             1996     $150,000    $   -       $    -         $      -          $    -
President                        1995      150,000        -            -                -               -
                                 1994      150,000        -            -                -               -
Robert T. Holland (2)            1996      192,600        -            -                -               -
Chief Financial Officer          1995      192,600    5,000            -                -               -
                                 1994      192,600        -            -                -               -

-------------------

(1) None of the named executive officers received any other annual compensation not categorized as salary or bonus except for perquisites and other personal benefits which in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such named executive officer.

(2) Mr. Holland resigned as an officer and director of the Company effective as of June 5, 1996.

Stock Option Grants

     The Company did not grant any stock options during 1996 pursuant to the Company's 1988 Stock Plan or otherwise, to the Company's President and the Company's then other executive officer whose salary and bonus compensation exceeded $100,000 during 1996. The Company does not currently have (and has not previously had) any plan pursuant to which any stock appreciation rights ("SARs") may be granted.

Stock Option Exercises and Holdings

     The following table sets forth information relating to options exercised during 1996 by the Company's President and the Company's then other executive officer whose salary and bonus compensation exceeded $100,000 during 1996, and the number and value of options held on December 31, 1996 by such individuals. The Company does not currently have (and has not previously had) any plan pursuant to which any SARs may be granted.

   Aggregated Option Exercises in 1996 and Option Values at December 31, 1996


                          Shares
                         Acquired
                            on                            Number of Securities           Value of Unexercised e
                         Exercise        Value           Underlying Unexercised         In-the-Money Options at
         Name              (#)        Realized ($)     Options at Dec. 31 1996 (#)       Dec. 31, 1996 ($)(1)
         ----             -----       ------------     ---------------------------     -------------------------
                                                        Exercisable Unexercisable      Exercisable Unexercisable
                                                       ------------ -------------      ----------- -------------
Donald F. U. Goebert        0             $ 0             62,500       37,500             $ 0           $ 0
Robert T. Holland (2)       0               0             56,850       18,150               0             0

---------------
(1) Total value of unexercised options is based upon the difference between the last sales price of the Company's Common Stock on the Nasdaq National Market on December 31, 1996 and the exercise price of the options, multiplied by the number of option shares. Since the price of the Company's Common Stock on December 31, 1996 was below the exercise price of such options, the unexercised options had no value at such date.

(2) Mr. Holland resigned as an officer and director of the Company effective as of June 5, 1997.

REPORT OF THE COMPENSATION COMMITTEE ON  EXECUTIVE COMPENSATION

     The Company's compensation program for Mr. Donald F.U. Goebert, the Company's Chairman and President, as well as for its other executive officers, is administered by the Compensation Committee of the Board of Directors. The Committee has delegated to Mr. Goebert responsibility for making recommendations to the Committee with respect to compensation for the Company's non-executive officers. The Compensation Committee consists of three outside directors, James
C. Gale, Chairman, Joel A. Schleicher and George N. Benjamin, III, none of whom has ever been an employee of the Corporation or any of its subsidiaries.

     The Company's officer compensation is composed of base salary, incentive compensation in the form of an annual cash bonus and discretionary long-term incentive compensation in the form of stock options. Each officer is also a participant in medical life insurance, non-contributory 401(k) and other plans which are generally made available to employees of the Company or of the business units managed by such officer.

     Through the use of data on companies within the industry in which the Company is engaged and which are comparable in size, location and financial performance and its evaluation of officer performance, the Compensation Committee's objective is to recommend to the Board of Directors base salary and incentive compensation at levels designed to achieve the Company's objective of attracting, retaining, motivating, and rewarding talented executives. The Committee believes that a significant portion of the compensation of senior executives should be based upon the degree of the Company's financial success. In this fashion, the Company's officers are rewarded on the same basis as the Company's shareholders. In 1994, for example, the Committee granted to Mr. Goebert and to Robert T. Holland, who until June 5, 1997 served as an executive officer of the Company, options to purchase 100,000 shares and 50,000 shares, respectively, of the Company's Common Stock. No further grants to Mr. Goebert or Mr. Holland have been made since 1994. In light of the 1994 grants, the Committee determined for fiscal years 1995 and 1996 to maintain the 1994 level of base salary compensation for Messrs. Goebert and Holland. Consistent with its performance based approach, the Committee implemented a bonus plan for fiscal year 1996 pursuant to which Messrs. Goebert and Holland would have been entitled to a yearly bonus equal to, in the aggregate, 5% of the Company's annual pre-tax income, if any, in excess of $1.0 million. The Company's pre-tax income in 1996 did not exceed $1.0 million, therefore, no bonus was paid under the plan for 1996. It is the continuing philosophy of the Compensation Committee to include corporate goals, stock price, and financial results measured by return on shareholder equity as determinants of total executive compensation.

     Recent amendments to the Internal Revenue Code provide that publicly-held corporations may not deduct, for federal income tax purposes, non-performance based compensation for its chief executive officer and certain other executive officers to the extent that such compensation exceeds $1,000,000 for the executive. The Compensation Committee intends to take such actions as are appropriate to qualify compensation paid to executives for deductibility under these recent amendments. In this regard, base salary and bonus levels are expected to remain well below the $1,000,000 limitation in the foreseeable future. Options granted under the Company's 1988 Stock Plan are designed to constitute performance-based compensation, which would not be included in calculating compensation for purposes of the $1,000,000 limitation.


                      Members of the Compensation Committee

James C. Gale, Chairman        George N. Benjamin, III       Joel A. Schleicher


                             STOCK PERFORMANCE GRAPH

     The graph below compares the five-year cumulative total shareholder return on the Company's Common Stock with the five-year cumulative total return of the Nasdaq Stock Index, U.S. ("Nasdaq") and the Nasdaq non-financial stocks index ("Composite").

                                    [GRAPHIC]

   In the printed document, there is a line chart representing the following:

                             Annual Returns Endings
                                  December 31,


                NASDAQ               COMPOSITE                  ADAGE, INC.
1991             100                    100                         100
1992             116.4                  109.4                        89.1
1993             133.6                  126.4                       100
1994             130.6                  121.4                        84.8
1995             184.7                  169.3                        73.9
1996             227.2                  205.7                        58.7


                              ELECTION OF DIRECTORS


Nominees for Election

     At the Meeting, the shareholders will elect seven (7) directors to hold office until the Annual Meeting of Shareholders in 1998, and until their respective successors are duly elected and qualified. Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted "FOR" the election of the of the following nominees. Donald F.U. Goebert; Buck Scott; Robert L. MacDonald; Ralph R. Whitney, Jr.; James C. Gale; Joel A. Schleicher; and George N. Benjamin, III. All of the nominees are presently members of the Board of Directors of the Company.

     The Board of Directors believes that the nominees will be able to serve as directors. If any nominee is unable to serve, the person's name in the enclosed proxy will vote the shares they represent for the election of such other person as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors.

     Set forth below is certain information concerning the nominees for election as directors:


                                             Principal Occupation
          Name                  Age          During Past Five Years                           Directorships
          ----                  ---          ----------------------                           -------------




                                        8


Donald F.U. Goebert            61      Chairman of the Board of Directors of Company       Progress Financial Corporation;
                                       and its predecessor since March 1968; President     Investors Insurance Group, Inc.
                                       of the Company's predecessor from March 1968
                                       to October 1988 and President of Company since
                                       April, 1993.
Buck Scott                     68      Private investor since January 1995; President of
                                       Electrical Energy Enterprises, Inc. from 1991
                                       through 1994.  Director of Company since 1980
                                       (including its predecessor).
Robert L. MacDonald            69      Retired, Director of Financial Aid Wharton
                                       Graduate Division and Lecturer in Management,
                                       Wharton School, University of Pennsylvania
                                       1953 to March 1993.  Director of Company since
                                       February, 1991.
Ralph R. Whitney, Jr.          62      President and CEO of Hammond Kennedy                IFR Systems, Inc.; Excel
                                       Whitney & Co., Inc. a private investment banking    Industries, Inc.; Baldwin
                                       firm with offices at 230 Park Avenue.  New York,    Technologies Inc.; and Control
                                       New York.  Director of Company since January        Devices, Inc.
                                       1992.
James C. Gale                  47      Managing Director of Gruntal & Co., LLC from        Latshaw Enterprises, Inc.
                                       1992 to present.  Director of Company since
                                       October 1993.
Joel A. Schleicher             45      President and CEO of Pro Communications, Inc.
                                       since May 1996; Private investor from July 1995
                                       through May 1996; Chief Operating Officer of
                                       Nextel Communications, Inc. prior to July 1995.
                                       Director of Company since October 1994.
George N. Benjamin, III        60      Management Consultant of Trig Systems, LLC;
                                       President and CEO of Tie/Communications, Inc.
                                       from April 1992 to November 1995; Group Vice
                                       President of The Marmon Group, Inc. prior to
                                       April 1992; Director since January 1996.

Required Vote

     In voting for directors, each Shareholder is entitled to seven votes for each share of Common Stock held, one for each of seven directors to be elected. A Shareholder may cast such votes as one vote for each of the Nominees or may cumulate such votes and cast them for one Nominee or distribute such votes among two or more nominees. The seven persons receiving the highest number of votes cast in person and by proxy shall be elected to the Board of Directors. Brokers that do not receive instructions are entitled to vote in the Election of Directors. Votes withheld from the Election of Directors will have no effect, because they will not represent votes cast at the Meeting for the purpose of electing directors.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE DIRECTORS.

Meetings and Committees of the Board of Directors

     The Board of Directors has a Compensation Committee and an Audit Committee. The Company does not have an Executive Committee or Nominating Committee.

     Messrs. Gale, Schleicher and Benjamin serve as members of the Compensation Committee, which held one meeting in 1996. The primary function of the Compensation Committee is compensation review with respect to the principal executive officers of the Company. At its 1996 meeting the Committee also considered and recommended approval by the Board of Directors of the Company's 1996 Stock Option Plan for Non-Employee Directors (the "1996 Non-Employee Directors Option Plan") which was approved by the shareholders at the 1996 Annual Meeting.

     Messrs. Scott, MacDonald, Whitney, Gale and Schleicher serve as members of the Audit Committee, which held one meeting during 1996. The primary function of the Audit Committee it to meet with the Company's independent public accountants, counsel and management to discuss the scope and results of the annual audit, internal accounting procedures and certain other questions of accounting policy. At its 1996 meeting the Committee met with the Company's independent public accountants and discussed the accountants' management and the audit letters.

     The Board of Directors held five meetings in 1996. No member of the Board of Directors attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which such director served.

Compensation of Directors

     During 1996 the Company paid to each of its non-employee directors, on a quarterly basis a retainer of $1,500 per quarter for serving on the Board of Directors (the "Quarterly Retainer") and $1,000 for attendance at each board meeting and $500 for attendance at each meeting of any committee of the Board of Directors which is not held in conjunction with a meeting of the Board of Directors. Beginning with the 1997 fiscal year, as a result of approval by the shareholders of the 1996 Non-Employee Directors Option Plan, compensation for non-employee directors was modified to provide for the grant stock options in lieu of the Quarterly Retainer. Pursuant to the terms of the 1996 Non-Employee Directors Option Plan, beginning in 1997, a grant of a stock option for the purchase of 5,000 shares is made to each non-employee director on the date of each annual meeting of shareholders at which such person is elected or reelected as a director (or if such annual meeting has not been held by June 30 of such year such grant is made as of such June 30 to each such person who has been a non-employee director for at least three months). Such options become exercisable eleven months from the date of grant at an exercise price equal to the fair market value of the Common Stock on the date of grant. Such options were granted under the 1996 Non-Employee Directors Option Plan to the Company's non-employee directors as of June 30, 1997.

                              CERTAIN TRANSACTIONS

     The Company leased its headquarters and leases a manufacturing facility from entities owned principally by Mr. Goebert and also by Messrs. Holland and Scott. Rentals under these leases were $187,000 for the year ended December 31, 1996. In addition, a subsidiary of the Company manages rental properties owned by the aforementioned entities for fees related to a percentage of gross rents plus a percentage of new leases signed. Property management fees received by the Company during 1996 from related parties was $124,000.

     On June 5, 1997 the Company sold all of the assets of its specialty manufacturing subsidiary, Allister Manufacturing Company, Inc. ("Allister") to c.p. Allstar Corporation ("Allstar"), a corporation owned by Mr. Holland, who was until that date a director and executive officer of the Company. Allister was primarily engaged in the manufacturing of automatic garage door and gate control systems. For the fiscal years ended December 31, 1994, 1995 and 1996 Allister had incurred operating losses of $395,000, $898,000 and $715,000, respectively. Under the terms of the Asset Purchase Agreement dated April 22, 1997 (the "Agreement") between Allister and Allstar the assets of Allister were purchased for an aggregate purchase price, after adjustments, of $2,138,532 which was paid at closing by payment in cash of $1,442,503 and delivery to the Company of 87,093 shares of Common Stock and options for the purchase of 75,000 shares of Common Stock at an agreed upon aggregate value of $696,029 based upon the book value of the shares on the date of the Agreement and the possible future value of the options. The approximate book value and the market value of the Common Stock on the date of the Agreement were $5.60 per share and $3.625 per share, respectively, and the average exercise price under the options was $4.63 per share, The pre-adjustment purchase price of $1,800,000 was based upon an assumed closing date net book value of $2,700,000 and adjusted to increase or decrease the purchase price from $1,800,000 on a dollar for dollar basis to the extent that the closing date net book value was greater than or less than $2,700,000 and to increase or decrease the purchase price by any decrease or increase in earnings before interest, taxes, depreciation and amortization for the period from March 1, 1997 until June 5, 1997, the date of closing of the purchase transaction. The Company's basis in the net assets was $3,763,681 and the purchase price was determined by the

Board of Directors based upon net book value of tangible assets, less a discount. During 1996 the Board of Directors determined to divest the Company of its specialty manufacturing and recycled paper manufacturing subsidiaries in order to concentrate the Company's management and financial resources on its principal business, the manufacture and sale of wireless communications products. The sale of the assets of Allister resulted in the disposition of the Company's specialty manufacturing business. On June 16, 1997, the Company sold Fort Orange Paper Co., Inc., its recycled paper manufacturing subsidiary to an unaffiliated third party.

     In general, the Company believes that the terms of the transactions described in this section are at least as favorable as those that might have been obtained from unaffiliated third parties.

                     APPROVAL OF PROPOSAL TO CHANGE OF STATE
                        OF INCORPORATION AND COMPANY NAME

     The Board of Directors of the Company has approved a proposal which would change the Company's state of incorporation from Pennsylvania to Nevada and would also change the Company's name from "Adage, Inc." to "RELM Wireless Corporation" (the "Reincorporation Proposal"). The Reincorporation Proposal is subject to the approval of the shareholders. The following discussion summarizes certain aspects of the Reincorporation Proposal. If the Reincorporation Proposal is approved by the shareholders the Reincorporation and the resulting name change (the "Reincorporation") would be effected by merging the Company into a wholly owned subsidiary of the Company, RELM Wireless Corporation ("RELM Wireless"), which was incorporated under the laws of Nevada on October 24, 1997, for the purpose of effecting the proposed merger (the "Merger"). RELM Wireless has not engaged in any business, and will not engage in any business, prior to the Merger. The Merger will be accomplished pursuant to the terms of an Agreement and Plan of Merger (the "Plan") between the Company and RELM Wireless, substantially in the form attached hereto as Exhibit A. The terms of the Reincorporation are more particularly described in the Plan and all references to the Reincorporation are qualified by and subject to the more complete information set forth therein. RELM Wireless will be the surviving corporation in the Merger (the "Surviving Corporation") and will continue under the name "RELM Wireless Corporation."

     The Reincorporation will effect a change in the legal domicile of the Company and a change in the name of the Company from Adage, Inc. to RELM Wireless Corporation, together with certain other legal changes. Except for the change in the Company's name, the Reincorporation will not result in any material change in the business, assets or financial position of the Company, nor will it result in any change in the persons who constitute the Board of Directors or management. The principal executive office of the Company will remain the same. The Reincorporation will, however, affect certain rights of the shareholders. See "Certain Changes in the Rights of Shareholders." Upon the effective date of the Merger (the "Effective Date"), (i) the legal existence of the Company as a separate corporation will cease, (ii) RELM Wireless, as the surviving corporation, will succeed to the assets and assume the liabilities of the Company, (iii) each of the Company's employee benefit plans will be continued and assumed by RELM Wireless, and (iv) each outstanding share of the Common

Stock will automatically be converted into one share of common stock, $.60 par value per share, of RELM Wireless (the "RELM Wireless Common Stock"). Outstanding options to purchase the Common Stock will automatically be converted into equivalent options or rights to purchase RELM Wireless Common Stock, including the options to be issued under the Adage, Inc. 1996 Stock Option Plan for Non-Employee Directors, the Adage, Inc. 1988 Non-Employee Director Stock Option Plan, and the Company's 1988 Stock Plan for Employees. Following the Merger, RELM Wireless will continue under the name RELM Wireless Corporation. A VOTE FOR THE PROPOSAL TO CHANGE THE COMPANY'S STATE OF INCORPORATION FROM PENNSYLVANIA TO NEVADA AND TO CHANGE THE COMPANY'S NAME FROM ADAGE, INC. TO RELM WIRELESS CORPORATION WILL BE DEEMED TO BE A VOTE FOR EACH OF THE OTHER CONSEQUENCES MENTIONED ABOVE.

     As soon as practicable after the Effective Date RELM Wireless will send transmittal instructions to each shareholder of the Company describing the procedure for surrendering old Adage, Inc. stock certificates for new RELM Wireless stock certificates. SHAREHOLDERS OF THE COMPANY SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

     The Reincorporation will become effective upon the filing of the requisite merger documents in Pennsylvania and Nevada, which filings are expected to be made as soon as practicable following approval by the shareholders. Pursuant to the terms of the Plan, the Merger may be abandoned by the Board of Directors of the Company and RELM Wireless any time prior to the Effective Date (whether before or after shareholder approval). In addition, the Board of Directors of the Company may amend the Plan at any time prior to the Effective Date provided that any amendment made subsequent to approval by the shareholders may not change: (1) the amount or kind of shares, obligations, cash, property or rights to be received in exchange for or on conversion of all or any of the shares of the constituent corporations; (2) any term of the Articles of Incorporation of the Surviving Corporation to be effected by the Merger; or (3) any of the terms and conditions of the Plan if the change would adversely affect the holders of any shares of the constituent corporations.

     After the Effective Date, the Nevada Articles of Incorporation, the present form of which are attached to this Proxy Statement as Exhibit B, and the Nevada By-Laws will govern the Surviving Corporation. Certain changes in the rights of the shareholders of the Company will result under Nevada law, the Nevada Articles of Incorporation and the Nevada By-Laws. See "Certain Changes in the Rights of Shareholders."

Principal Reasons for Reincorporation in Nevada and the Name Change to RELM Wireless Corporation

     Since the beginning of the Company's 1996 fiscal year the Board of Directors has refocused the Company's resources and management on the manufacturing and sale of wireless communications equipment. During this period the Company has sold both its specialty manufacturing business and its recycled paper manufacturing business, completed construction of an engineering and headquarters facility in Melbourne, Florida, and moved its principal executive offices to its Florida location. The Company contemplates a further concentration of its activities at the Florida location. In connection with this geographic transition the Board of Directors considered the advantages of reincorporating the Company in a state other than Pennsylvania, its present state of incorporation. With the assistance of outside accountants and legal counsel, the Board considered the relative merits of reincorporation in Florida, Delaware and Nevada and decided, based primarily upon its determination of the relative regulatory and tax structures of those states, to propose reincorporation in Nevada for approval by the shareholders. Currently, as a Pennsylvania corporation, the Company would be subject to certain Pennsylvania income and franchise taxes and the related filing requirements whether or not the Company continues to conduct any business within that State. Although the Company will be conducting and increasing amount of its business in Florida, and to the extent of such business will be subject to Florida income tax (and minimal franchise taxes) whether or not it becomes a Florida corporation, the Board has concluded that, with respect to its business conducted outside of Florida, that the Company would be in a more favorable tax position if it were reincorporated in Nevada. As a Delaware or Nevada corporation with no income producing activities in its state of incorporation, the Company would not be subject to an income tax liability or and income tax filing requirement in its state of incorporation. Principally because of a more burdensome annual tax on outstanding shares applicable to Delaware corporations, the Board has proposed, and recommends for shareholder approval, the proposal to reincorporate the Company as a Nevada corporation.

     The Board of Directors has included the name change to RELM Wireless Corporation to enhance the Company's corporate identity by using a name which is more closely identified with the name of its principal subsidiary RELM Communications, Inc. and the wireless communications products which it markets under the RELM identity.

Certain Consequences of the Merger

     Other than the change in Company name, the Merger will not result in any material change in the business, management, assets, liabilities or financial position of the Company. The Company will continue to maintain its recently relocated executive offices in West Melbourne, Florida. The capitalization, consolidated financial condition and results of operation of RELM Wireless immediately after consummation of the Merger will be substantially the same as those of the Company immediately prior to the consummation of the Merger. The Reincorporation will, however, affect certain rights of shareholders. See "Certain Changes in the Rights of Shareholders."

     Consummation of the Merger is subject to the approval of the shareholders of the Company. See "Required Vote." Because the Common Stock is held of record by more than 2,000 shareholders, shareholders of the Common Stock will not be entitled to dissenters' rights under the Pennsylvania Business Corporation Law (the "PBCL") with regard to the Merger. Upon issuance, all the issued and outstanding shares of RELM Wireless Common Stock will be fully paid and nonassessable. Rights of stockholders of the Surviving Corporation will be governed by the Nevada General Corporation Law (the "NGCL"). See "Certain Changes in the Rights of Shareholders."

The Charter and By-Laws of the Company

     The Nevada Articles of Incorporation and the Nevada By-Laws are substantially the same as the Pennsylvania Articles of Incorporation and the Pennsylvania By-Laws. Neither the Pennsylvania Articles of Incorporation nor the Nevada Articles of Incorporation provide for cumulative voting in the election of directors. Because of differences in the PBCL and the NGCL, however, the absence of any reference to cumulative voting in the respective Articles of Incorporation has the effect of granting such rights in Pennsylvania and denying such rights in Nevada. See "Certain Changes in the Rights of Shareholders-Cumulative Voting."

     The Pennsylvania Articles of Incorporation and the Nevada Articles of Incorporation each authorize the issuance of 10,000,000 shares of common stock, par value $.60 per share, and 20,000,000 shares of preferred stock, par $1.00 per share. Neither the Pennsylvania Articles of Incorporation nor the Nevada Articles of Incorporation provide for preemptive rights.

     Under both the Pennsylvania By-Laws and the Nevada By-Laws all of the directors are subject to election annually for election for a term of one year. Under such By-Laws, in each case, subject to the provisions of applicable law, the Board of Directors shall have the authority to determine the number of directors and classify the directors with respect to the time for which they severally hold office. Applicable provisions of both the PCBL and the NGCL permit the Board of Directors, to classify the Board into separate classes, each with a maximum term not to exceed four years.

     Comparable provisions of the Pennsylvania By-Laws and the Nevada By-Laws provide, except as otherwise provided by law, that a director shall not be personally liable for monetary damages for any action taken, or failure to take any action, unless the director breached or failed to perform the duties of office required by applicable law or the breach or failure to perform constituted self-dealing, willful misconduct or recklessness.

     Comparable provisions of the Pennsylvania By-Laws and the Nevada By-Laws require the Company to indemnify any person including, but not limited to directors or officers of the Company, who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, by reason of the fact that such person is or was a representative of the Company, or is or was serving at the request of the Company as a representative of another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in the best interest of the Company and, with respect to any criminal proceedings, had no reasonable cause to believe such conduct was unlawful. Such By-Laws also require the Company to indemnify any such person with respect to actions by or in the right of the Company to procure a judgment on behalf of the Company by reason of the fact that such person is or was serving at the request of the Company as a representative of another entity, against expenses (including attorneys' fees) actually incurred by such person in connection with the defense or settlement of the action if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interest of the Company; provided that no such indemnification shall be made by the Company under such By-Law provision in respect of a matter as to which such person has been adjudicated liable to the Company unless the specified court shall otherwise determine that such person is fairly and reasonably entitled indemnification under the circumstances. The applicable By-Laws, in the absence of a court ordered indemnification, also permit the Board of Directors to authorize indemnification under certain circumstances.

     The Pennsylvania By-Laws provide for at least five days notice being given to shareholders prior to a meeting of shareholders. The PBCL requires at least five days notice prior to any shareholders meeting and at least ten days notice before a shareholders meeting at which certain fundamental changes are to be acted upon. The Nevada By-Laws provide that such notice must be given not less than ten or more than 60 days prior to the meeting, as required under the NGCL.

     Under both the Pennsylvania By-Laws and the Nevada By-Laws the Board of Directors has the authority to determine the number of directors who shall constitute the Board of Directors.

     Under both the Pennsylvania By-Laws and the Nevada By-Laws a vacancy on the Board of Directors shall be filled by the vote of a majority of the remaining directors.

     The Pennsylvania By-Laws and the Nevada By-Laws differ in certain other respects. See the discussion of the Articles of Incorporation above and "Certain Changes in the Rights of Shareholders-Officer and Director Liability."

Certain Changes in the Rights of Shareholders

     Upon consummation of the Reincorporation, the shareholders of the Company will become stockholders of RELM Wireless. DIFFERENCES BETWEEN THE CORPORATION LAWS OF PENNSYLVANIA AND NEVADA WILL RESULT IN SEVERAL CHANGES IN THE RIGHTS OF SHAREHOLDERS OF THE COMPANY. Although it is not practicable to summarize all of such changes herein, the significant changes are summarized below.

     Shareholder Meetings. Under the PBCL, written notice of every meeting of the shareholders must be given at least five days prior to the day named for the meeting; however, in certain instances such as a meeting called for the purpose of acting on a proposed merger, consolidation, charter amendment or liquidation of the corporation, the PBCL requires that written notice be given at least 10 days prior to the day named for such meeting. Under the NGCL, written notice of a stockholder meeting must be given not less than 10 nor more than 60 days before the meeting. Both the PBCL and the NGCL provide procedures whereby such notice requirements may be waived.

     The Board of Directors of a Nevada corporation may fix a day not more than 60 days before the holding of a stockholder meeting for determination of those stockholders entitled to receive notice of, and to vote at, such meeting. Under the PBCL, the record date for determination of those shareholders entitled to receive notice of, and to vote at, a shareholder meeting may not be more than 90 days prior to the date of the meeting.

     Failure to Timely Hold Annual Meeting. Under the PBCL, if the annual meeting of shareholders is not called and held within six months after the designated time for such meeting, any shareholder may call such meeting at any time thereafter. The NGCL requires that, unless directors are elected by written consent, directors be elected at the annual meeting of stockholders and, if any Nevada corporation fails to elect directors within 18 months after the last election of directors, any one or more stockholders holding in the aggregate at least 15% of the corporation's voting power may petition a district court to order the election of directors for the corporation.

     Distributions. A Pennsylvania corporation, unless otherwise restricted by its bylaws, may authorize and make distributions, unless after giving effect thereto, the corporation would be unable to pay its debts as they become due in the usual course of business or the total assets of the corporation would be less than the sum of its total liabilities plus (unless otherwise provided in the articles of incorporation) the amount that would be needed, if the corporation were to be dissolved at the time the distribution is measured, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The Pennsylvania By-Laws do not restrict the ability of the Company to pay distributions beyond that provided in the PBCL, nor do the Pennsylvania Articles of Incorporation contain any provision with respect to payment of dividends. Generally, a director who votes for or assents to an illegal distribution is liable to the corporation, jointly and severally with all other directors so voting or assenting, for the value of the distribution in excess of the amount that could have legally been paid. The NGCL contains restrictions on the authorization of distributions substantially similar to those described above. The directors of a Nevada corporation are prohibited from making distributions to stockholders except in the manner provided by the NGCL. In case of any willful or grossly negligent violation by the provisions of the NGCL governing distributions, the directors under whose administration the violation occurred (except for those directors who dissented) are, for a period of three years, jointly and severally liable to the corporation for the full amount of the distribution made or for any loss sustained by the corporation by reason of such illegal distribution, whichever amount is less. See "Certain Changes in the Rights of Shareholders-Officer and Director Liability."

     Statutory Anti-Takeover Provisions. The PBCL provides, generally, that most publicly-held corporations ("registered corporations") may not engage in a business combination (e.g., a merger, sale of assets or similar transaction) with an entity which owns, directly or through affiliates, 20% or more of the voting power of the corporation (an "interested shareholder") unless the transaction is approved: (1) by the registered corporation's board of directors prior to the time that the acquiring entity becomes an interested shareholder,
(2) by a majority of "disinterested" shareholders of the corporation if the interested shareholder owns at least 80% of the voting power of the corporation and certain price terms and other conditions of the business combination are met, or (3) by all shareholders of the corporation. In addition, the "control share acquisition" provisions of the PGCL restrict the exercise of voting rights by a person or group acquiring 20% or more of the shares of a registered corporation that are entitled to be cast in an election of directors of the corporation (or increasing ownership from 20% or more to 33-1/3% or more, or from 33-1/3% or more to 50% or more) in a transaction other than a merger, consolidation or plan of share exchange until the exercise of voting rights is approved by a disinterested shareholder vote. The PGCL also provides, generally, if a person or group acquires shares representing 20% or more of the shares of a registered corporation that are entitled to be cast in an election of directors of the corporation (excluding shares which have not yet been accorded voting rights under the control share acquisition provision), the remaining shareholders of that corporation may demand and receive "fair value" for their shares from the person or group acquiring control share status. These statutes, separately and in combination, tend to prevent, or at a minimum discourage, unwanted or unsolicited tender offers or other purchases of outstanding shares of a Pennsylvania corporation, and to give the corporation's board of directors and shareholders a significant measure of control over the timing, terms and consummation of any business combination or change in control of the corporation.

     The NGCL contains provisions restricting the ability of a corporation to engage in business "combinations" with an "interested stockholder". Under the NGCL, the term "combination" includes (i) a merger or consolidation with the interested stockholder, or with any other corporation which after the merger or consolidation would be an affiliate or an associate of the interested stockholder, as those terms are defined in the NGCL, (ii) a sale, lease, exchange, mortgage, pledge or other disposition, in one transaction or a series of transactions, to an interested stockholder or affiliate or an associate of the interested stockholder of assets with values in excess of the amounts provided for in the NGCL, (iii) the issuance or transfer by the corporation or any subsidiary, in one transaction or a series of transactions, of any shares of the corporation or any subsidiary that have an aggregate market value equal to five percent (5%) or more of the aggregate market value of all outstanding shares of the corporation except under the exercise of warrants or rights to purchase shares offered or a dividend or distribution paid or made, prorata to all stockholders; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by, or under any agreement, arrangement or understanding, whether or not in writing, with the interested stockholder or any affiliate or associate of the interested stockholder; (v) any reclassification of securities, recapitalization, merger or consolidation of the corporation with any subsidiary of the corporation or other transaction which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of voting shares or securities convertible into voting shares of the corporation or any subsidiary which is directly or indirectly owned by the interested stockholder or any affiliate or associate, except as a result of immaterial changes because of adjustments of fractional shares and (vi) any receipt of the interested stockholder or any affiliate or associate of the benefit, directly or indirectly, except proportionally as a stockholder of a resident domestic corporation of any loan, advance guaranty, pledge or any tax credit or advantage provided by or through the corporation. The NGCL defines an "interested stockholder" generally as a stockholder who beneficially owns ten percent (10%) or more of the voting power of the corporation. Under the NGCL, business combinations with interested stockholders are not permitted for a period of three years following the date on which such stockholder became an interested stockholder, except under circumstances; for example, when the purchase of shares which resulted in the person becoming an interested stockholder or the combination is approved by the corporation's board of directors before the share acquisition date or when the corporation's original Articles of Incorporation contain a provision expressly electing not to be governed by the provisions of the NGCL relating to combinations with interested stockholder. The term "share acquisition date" is defined as the date on which a person first becomes an interested stockholder of the corporation.

     The NGCL also restricts combinations with interested stockholders after a period of three years following the date on which such stockholder became an interested stockholder. Such combinations are authorized only if certain requirements under the NGCL are met. Those requirements include approval of the board of directors prior to the acquisition date or the affirmative vote of holders of stock representing a majority of the voting power not owned by the interested stockholder. In addition, a combination may be authorized under the NGCL if disinterested stockholders receive for their stock the minimum amounts provided thereunder.

     The Nevada Articles of Incorporation do not contain a provision electing not to be governed by the provisions of the NGCL relating to combinations with interested stockholders. If the Company is reincorporated in Nevada, the holders of the Common Stock will not be entitled to receive "fair value" for their shares.

     The NGCL also includes a "control share acquisition" provision similar to the control share acquisition provision included in the PBCL.

     Short Form Mergers. Pennsylvania and Nevada law each provide for approval of most mergers or other business combinations by majority vote of the shareholders entitled to vote thereon. Under the PBCL, a plan of merger does not require the approval of a corporation's shareholders when immediately before adoption of the plan of merger another corporation that is a party to the merger owns 80% or more of the outstanding shares of each class of the corporation that is being merged into the corporation with ownership. Under the NGCL, a corporation that owns at least 90% of the outstanding shares of each class of stock of another corporation can merge the other corporation into itself without stockholder approval.

     Dissenters' Rights. The NCGL provides dissenters' rights only upon consummation of certain mergers and share exchanges, or as otherwise provided in the Articles of Incorporation or By-Laws of the corporation. Neither the Nevada Articles of Incorporation nor the Nevada By-Laws contain such a provision regarding "permissive dissenters" rights. In addition, the NGCL further restricts dissenters' rights by providing that, as a general matter, there is no right to dissent for any class of series of stock that is either listed on a national securities exchange, designated as a national marker system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. (a "NASD Designated Security"), or held by at least 2,000 stockholders of record.

     The PBCL provides substantially similar restrictions on dissenters' rights, except that the types of corporate transactions under which a shareholder may be entitled to dissenters' rights is expanded. For example, under the PBCL, certain dissenters' rights are afforded to shareholders upon sales of all or substantially all of a corporation's assets, while under the NGCL, dissenters' rights would not be available in any circumstance upon a sale of all or substantially all of the corporation's assets. In addition, the PBCL does not specifically except from the dissenters' rights provisions NASD Designated Securities. The PBCL allows for a corporation to grant permissive dissenters' rights, but neither the Pennsylvania Articles of Incorporation nor the Pennsylvania By-Laws contain a provision allowing for such permissive rights.

     See "Certain Changes in the Rights of Shareholders-Statutory Anti-Takeover Provisions" for a description of certain "fair price" provisions of the PBCL that would not be available to the Company's shareholders if the Company is reincorporated in Nevada.

     Officer and Director Liability. Under the NGCL, a corporation's articles of incorporation may contain a provision eliminating or limiting the personal liability of directors and officers to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but such provision may not eliminate or limit the liability of a director or officer for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law, or for payment of an unlawful distribution. See "Certain Changes in the Rights of Shareholders--Distributions." The Nevada Articles of Incorporation limit personal liability of directors and officers to the fullest extent permissible under the NGCL.

     The PBCL provides that, unless restricted in its by-laws, a corporation has the power to indemnify persons from fines, judgments and other costs and expenses incurred as a result of actions brought or threatened against such persons by reason of their service to the corporation, provided that the person claiming the right to indemnification (a) acted in good faith in a manner he reasonably believed was in or not opposed to the corporation's interest, and (b) in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (c) in the case of an action brought by or on behalf of the corporation which results in an adjudication of liability against such person, a court of proper jurisdiction determines that such person is fairly and equitable entitled to indemnity, and then only to the extent so determined by the court. Indemnification is mandatory if the person seeking indemnification has been successful on the merits or otherwise in defending any such action.

     The foregoing indemnification rights are not exclusive, and the PBCL empowers a Pennsylvania corporation to create additional indemnification rights by by-law, agreement, vote of shareholders, vote of disinterested directors, or otherwise, except that indemnification may not be provided where the act or failure to act which gives rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The Company's By-Laws generally authorize indemnification of an officer or director (or former officer or director) of the company in any action (including actions by or on behalf of the company) upon a determination that he acted in good faith in what he reasonably believed was in or not opposed to the corporation's interest. Such determination can be made by the Board of Directors, by majority vote of disinterested directors, or by the shareholders.

     With respect to indemnification of officers and directors, the provisions of the NGCL and PBCL are substantially similar.

     See "The Charter and By-Laws of the Company" for a description of the indemnification provisions in the Pennsylvania Articles of Incorporation and By-Laws and the Nevada Articles of Incorporation and By-Laws.

     Removal of Directors. Generally, under the PBCL, a director may be removed from office without cause by vote of the shareholders entitled to elect the director being removed. In addition, unless otherwise provided in a by-law adopted by the shareholders, the board of directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or any other proper cause that the by-laws specify.

     A director of a Nevada corporation generally may be removed from office by the vote of stockholders representing not less than two-thirds of the voting power entitled to vote. No provision is made in the NGCL for removal of directors by the board of directors of the corporation.

     Vacancies on the Board of Directors. Both the NGCL and the PBCL generally provide that all vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, through less than a quorum.

     Actions by Consent. Unless otherwise restricted by the articles of incorporation or by-laws, any action required or permitted to be taken at a meeting of the board of directors of a Nevada corporation may be taken without a meeting if a written consent thereto is signed by all the members of the board. The PBCL provision is substantially similar. Neither the Nevada Articles of Incorporation, the Nevada By-Laws, the Pennsylvania Articles of Incorporation nor the Pennsylvania By-Laws contain a provision restricting action of directors by written consent.

     Under the NGCL, unless otherwise provided in the articles of incorporation or by-laws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Neither the Nevada Articles of Incorporation nor the Nevada By-Laws contain a provision that provides for a different result. Before the shareholders of a Pennsylvania corporation can act by written consent, the PBCL generally requires a written consent signed by all shareholders entitled to vote on the matter. However, the by-laws of a corporation may provide for shareholders to act by written consent in substantially the same manner as the NGCL. The Pennsylvania By-Laws do not contain such a provision.

     Classification of Directors. Both the NGCL and the PBCL allow for classification of the board of directors of a corporation if provided for in its articles of incorporation or by-laws. The PBCL provides that a corporation may not have more than four classes of directors. The NGCL provides that at least one-fourth in number of the Board of

Directors be elected annually. Although permitted by the Pennsylvania By-Laws and the PBCL, the Board of Directors has not adopted classified terms.

     Proxies. both the NGCL and the PBCL provide that proxies are revocable at will, unless such proxy is coupled with an interest. Under the PBCL, an unrevoked proxy is valid for three years unless a longer time is expressly provided for in the proxy.

     Under the NGCL, an unrevoked proxy is valid for six months, unless the proxy specifically provides for a length of time for which it is to continue in force (but in no case may the proxy specify a time longer than seven years).

     Cumulative Voting. Under the PBCL, cumulative voting for the election of directors is granted unless denied by the articles of incorporation. The Pennsylvania Articles of Incorporation do not deny cumulative voting rights and, therefore, shareholders of the Company are presently entitled to cumulate their votes in the election of directors. Accordingly, in such elections shareholders of the Company are presently entitled to as many votes per share as equal the number of directors to be elected and may cast all such votes for a single nominee or may distribute them among two or more nominees.

     Under the NGCL, cumulative voting for the election of directors is denied unless provided for in the articles of incorporation. The Nevada Articles of Incorporation do not grant cumulative voting rights, therefore, as stockholders of RELM Wireless following the Reincorporation, stockholders of the Company would not have cumulative voting rights and would be entitled to one vote per share in the election of directors.

Certain Federal Income Tax Consequences

     The following discussion is based upon information provided by the Company, the Internal Revenue Code of 1986 as amended (the "Code"), existing and proposed regulations thereunder, reports of congressional committees, judicial decisions and current administrative rulings and practices. Any of these authorities could be repealed, overruled or modified at any time after the date hereof. Any such change could be retroactive and, accordingly, could modify the tax consequences discussed herein. No ruling from the Internal Revenue Services with respect to the matters discussed herein has been requested and there is no assurance that the Internal Revenue Service would agree with the conclusions set forth herein.

     This discussion is for general information only and does not address the federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to certain types of shareholders (such as dealers in securities, insurance companies, foreign individuals and entitles, financial institutions and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

     Neither the Company nor any of its shareholders will recognize gain or loss for federal income tax purposes as a result of the Reincorporation. Each shareholder's adjusted tax basis in Nevada Common Stock in the Reincorporation will be equal to that shareholder's adjusted tax basis in the Common Stock exchanged therefor. Each shareholder's holding period with respect to Nevada Common Stock received in the Reincorporation will include the period during which the Common Stock and Stock for which it is exchanged was held, provided that such Common Stock was held as a capital asset.

     SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REINCORPORATION, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

Accounting Treatment

     For financial reporting purposes, the Reincorporation will be treated as a reorganization of affiliated entities, with all assets and liabilities of the Company recorded on the books of RELM Wireless at their historical cost basis.

Required Vote

     Assuming the presence of a quorum at the Meeting, the affirmative vote of the holders of a majority of the shares voting on the proposal at the Meeting is required for approval of the Reincorporation. An abstention, withholding of authority to vote or a broker non-vote, therefore, will have the same effect as a negative vote.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE REINCORPORATION.

                   INFORMATION CONCERNING INDEPENDENT AUDITORS

     The Board of Directors has not engaged independent auditors for the Company's current fiscal year. The firm of MacDade, Abbott & Co. served as independent auditors for the Company's last fiscal year. Representatives of MacDade, Abbott & Co. are expected to be present at the Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of the Company's Common Stock (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company's review of the copies of these reports received by it, and from written representations received from the Reporting Persons, the Company believes that, with the exception of the filing by William P. Kelly of an initial statement of beneficial ownership more than ten days after his appointment as Secretary of the Company, all filings required to be made by the Reporting Persons for the period January 1, 1996 through December 31, 1996 were made on a timely basis.

                              SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the annual meeting of shareholders in 1998 must be received by the Company at its principal office in West Chester, P.A., no later than June 15, 1998 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no matters other than the Election of Directors and the Reincorporation Proposal which will be presented for consideration at the Meeting. If any other matter or matters are properly brought before the Meeting or any adjournment thereof, the persons named in the accompanying Proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.


                           ANNUAL REPORT ON FORM 10-K

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SEC FOR ITS MOST RECENT FISCAL YEAR, SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO WILLIAM P. KELLY, VICE PRESIDENT OF FINANCE, OF THE COMPANY, AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                                   EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER


     THIS PLAN OF MERGER (the "Agreement"), dated as of _____________, 1997, is made and entered into by and between Adage, Inc., a Pennsylvania corporation ("Adage"), and RELM Wireless Corporation, a Nevada corporation ("RELM Wireless").

                                  WITNESSETH:

     WHEREAS, the Company is a Pennsylvania corporation; and

     WHEREAS, RELM Wireless is a Nevada corporation and a wholly owned subsidiary of Adage; and

     WHEREAS, the respective Boards of Directors of the Company and RELM Wireless have determined that it is desirable to merge (the "Merger") Adage with and into RELM Wireless, with RELM Wireless as the surviving corporation under the name "RELM Wireless Corporation"; and

     WHEREAS, Adage, as sole shareholder of RELM Wireless, has executed a written consent approving the Merger.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                     MERGER

1.01. On the effective date of the Merger (hereinafter referred to as the "Effective Date") as provided herein, Adage shall be merged with and into RELM Wireless, the separate existence of Adage shall cease and RELM Wireless (hereinafter sometimes referred to as the "Surviving Corporation") shall continue to exist under the name "RELM Wireless," by virtue of, and shall be governed by the laws of the State of Nevada. The address of the registered office of the Surviving Corporation in the State of Nevada will be 502 East John Street, Carson City, Nevada 89706. The name of the Surviving Corporation shall be RELM Wireless Corporation.


                                   ARTICLE II

               ARTICLES OF INCORPORATION OF SURVIVING CORPORATION

2.01. From and after the Effective Date, the Articles of Incorporation (the "Nevada Articles of Incorporation") of RELM Wireless (as in effect at the Effective Date) shall be the Articles of Incorporation of the Surviving Corporation unless and until amended in accordance with applicable law.

                                  ARTICLE III

                      BY-LAWS OF THE SURVIVING CORPORATION

3.01. From and after the Effective Date, the By-Laws (the "Nevada By-Laws") of RELM Wireless (as in effect at the Effective Date) shall be the By-Laws of the Surviving Corporation unless and until amended in accordance with applicable law.


                                   ARTICLE IV

             EFFECT OF MERGER ON STOCK OF CONSTITUENT CORPORATIONS

4.01. On the Effective Date, each outstanding share of common stock of Adage, $0.60 par value per share ( "Adage Common Stock"), shall be converted into and exchanged for one share of common stock, $0.60 par value per share of RELM Wireless ("RELM Wireless Common Stock"); and each outstanding share of RELM Wireless Common Stock held by Adage immediately before the effective time of the Merger shall be retired and canceled and assume the status of authorized but unissued shares of RELM Wireless Common Stock.

4.02. All outstanding options, warrants and other rights to acquire shares of Adage Common Stock outstanding on the Effective Date will automatically be converted into equivalent options, warrants and other rights to purchase the same number of shares of RELM Wireless Common Stock. In addition, each of Adage's employee benefit plans shall be continued and assumed by RELM Wireless.

4.03. (a) As of the Effective Date, each holder of an outstanding certificate which immediately before the Effective Date represented shares of Adage Common Stock (an *Adage Certificate*) will cease to have any right as a stockholder of Adage. At that time, such holder's sole right will be to receive in exchange for such holder's Adage Certificates, on surrender thereof to RELM Wireless, which will act as the exchange agent for Adage Certificates (the *Exchange Agent*), a certificate or certificates representing the number of RELM Wireless shares into which such shares shall have been converted pursuant to Article 4.01 of this Agreement. The stock transfer books of Adage will be closed upon effectiveness of the Merger and all subsequent transfers of records of certificates previously representing shares of capital stock will be made in the stock transfer books of RELM Wireless.

     (b) Notwithstanding any other provision of this Agreement, if any dividends are declared on any shares of RELM Wireless Common Stock converted from shares of Adage Common Stock with respect to which the Adage Certificate has not been surrendered to the Exchange Agent, such dividends, if any, will only be paid upon the surrender of such Adage Certificate for exchange as provided herein, and no interest shall be paid on any such dividends.

                                   ARTICLE V

                  CORPORATE EXISTENCE, POWERS AND LIABILITIES
                            OF SURVIVING CORPORATION

5.01 On the Effective Date, the Merger shall have the effects set forth in Chapter 19, Subchapter C of the Pennsylvania Business Corporation Law (the "PBCL") and Sections 92A.250 and 92A.260 of the Nevada General Corporation Law (the "NGCL"). All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of Adage, its shareholders, Board of Directors and committees thereof, officers and agents that were valid and effective immediately prior to the Effective Date, shall be taken for all purposes as the acts, plans, policies, agreements, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to Adage. The employees and agents of Adage shall become the employees and agents of the Surviving Corporation and continue to be entitled to the same rights and benefits that they enjoyed as employees and agents of Adage.

The requirements of any plans or agreements of Adage involving the issuance or purchase by Adage of certain shares of its capital stock shall be satisfied by the issuance or purchase of one share of the Surviving Corporation for every one share of the Common Stock.

5.02. Adage agrees that it will execute and deliver, or cause to be executed and delivered, all such deeds and other instruments and will take or cause to be taken such further action as the Surviving Corporation may deem necessary in order to vest in and confirm to the Surviving Corporation title to and possession of all the property, rights, privileges, immunities, powers, purposes and franchises, and all and every other interest of Adage and otherwise to carry out the intent and purposes of this Agreement.


                                   ARTICLE VI

                OFFICERS AND DIRECTORS OF SURVIVING CORPORATION

6.01. The directors of Adage at the Effective Date shall be the directors of the Surviving Corporation until their successors shall have been duly elected and qualified or appointed and qualified or until their earlier death, resignation or removal in accordance with the RELM Wireless Articles of Incorporation, the RELM Wireless By-Laws and applicable law. From and after the

Effective Date, the officers of Adage shall be the officers of the Surviving Corporation until their successors shall have been duly appointed and qualified or until their earlier death, resignation or removal in accordance with the RELM Wireless Articles of Incorporation, the RELM Wireless By-Laws and applicable law. As of the Effective Date, the committees of the Board of Directors of the Surviving Corporation shall be the same as and shall be composed of the same persons who are serving on the committees of the Board of Directors of Adage as they existed immediately before such date.

6.02. If, upon the Effective Date, a vacancy shall exist in the Board of Directors of the Surviving Corporation, such vacancy shall be filled in the manner provided by the RELM Wireless By-Laws.


                                  ARTICLE VII

                   APPROVAL BY SHAREHOLDERS, EFFECTIVE DATE,
                  CONDUCT OF BUSINESS PRIOR TO EFFECTIVE DATE

7.01. As soon as practicable after approval of this Agreement by the shareholders of Adage, Adage and RELM Wireless will execute Articles of Merger or other applicable certificates or documentation effecting this Agreement and shall cause the same to be filed with the Secretaries of State of Pennsylvania and Nevada, respectively, in accordance with the PBCL and the NGCL, as appropriate. The Effective Date shall be the date on which the Merger becomes effective under the PBCL or the date on which the Merger becomes effective under the NGCL, whichever occurs later.

7.02 The Boards of Directors of Adage and RELM Wireless may amend this Agreement at any time prior to the Effective Date, provided that an amendment made subsequent to the approval of the Merger by the shareholders of Adage may not change: (1) the amount or kind of shares, obligations, cash, property or rights to be received in exchange for or on conversion of all or any of the shares of the constituent corporations; (2) any term of the RELM Wireless Articles of Incorporation to be effected by the Merger; and (3) any of the terms and conditions of this Agreement if the change would adversely affect the holders of any shares of the constituent corporations.


                                  ARTICLE VIII

                             TERMINATION OF MERGER

8.01. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Date, whether before or after shareholder approval of this Agreement, by the consent of the Boards of Directors of Adage and RELM Wireless. In the event of such termination and abandonment, this Agreement shall become null and void and have no effect, without any liability on the part of any party to this Agreement or to their shareholders, directors or officers.

                                   ARTICLE IX

                                 MISCELLANEOUS

9.01. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly and validly executed, as of the date first above written.


ADAGE, INC.                                   RELM WIRELESS CORPORATION
a Pennsylvania corporation                    a Nevada corporation


----------------------------------            ----------------------------------
By: Donald F.U. Goebert, President            By: Donald F.U. Goebert, President


ATTEST:                                       ATTEST:


----------------------------------            ----------------------------------
William P. Kelly, Secretary                   William P. Kelly, Secretary

                                   EXHIBIT B

                           ARTICLES OF INCORPORATION

                                       OF

                           RELM Wireless Corporation


     I, the person hereinafter named as incorporator, for the purpose of associating to establish a corporation, under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Articles of Incorporation:

     FIRST: The name of the corporation (hereinafter called the corporation) is

            RELM Wireless Corporation

     SECOND: The name of the corporation's resident agent in the State of Nevada is CSC Services of Nevada, Inc., and the street address of the said resident agent where process may be served on the corporation is 502 East John Street, Carson City, Nevada 89706. The mailing address and the street address of the said resident agent are identical.

     THIRD: The corporation is incorporated under the General Corporate Law of the State of Nevada and shall have the unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be formed under the General Corporate Law of the State of Nevada.

     FOURTH: The corporation shall have perpetual existence.

     FIFTH: The aggregate number of shares which the corporation shall have authority to issue is 10,000,000 shares of common stock, par value $0.60 per share and 20,000 shares of preferred stock, par value $1.00 per share.

     No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into ro exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

     SIXTH: The governing board of the corporation shall be styled as a "Board of Directors", and any member of said Board shall be styled as a "Director."

     The number of members constituting the first Board of Directors of the corporation is seven (7); and the name and the post office box or street address, either residence or business, of each of said members are as follows:

NAME                                            ADDRESS
----                                            -------

Donald F.U. Goebert                             1170 Harmony Hill Road
                                                Downingtown, PA 19382

Buck Scott                                      408 McClenaghan Mill Road
                                                Wynnewood, PA 19096

Robert L. MacDonald                             441 Iven Avenue
                                                Wayne, PA 19087

Ralph R. Whitney, Jr.                           3441 Highway 34
                                                Wheatland, WY 82201

James C. Gale                                   315 West 106th Street, Apt. 4A
                                                New York, NY 10025

Joel A. Schleicher                              140 Knightsbridge
                                                Watchung, NJ 07060

George N. Benjamin III.                         8260 West 116th Street
                                                Overland Park, Kansas 66210

     SEVENTH: The name and the post office box or street address, either residence or business, of the incorporator signing these Articles of Incorporation are as follows:

NAME                                            ADDRESS
----                                            -------

Robert N. Blackford                             2 South Orange Avenue
                                                Orlando, FL 32801


     EIGHTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

     NINTH: The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     TENTH: The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, I do hereby execute these Articles of Incorporation on October 23, 1997.


                                  Incorporator

                                  /s/ Robert N. Blackford
                                  -----------------------
                                      Robert N. Blackford


                                      STATE OF FLORIDA)
                                                      )SS
                                      COUNTY OF ORANGE)


     On this 23rd day of October, 1997, personally appeared before me, a Notary Public in and for the State and County aforesaid, Robert N. Blackford, known to me to be the person described in and who executed the foregoing Articles of Incorporation, and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

     Witness my hand and official seal the day and year first above written.



                                      /s/ Patricia Copley
                                      -----------------------------------------
                                      Notary Public
        (Notarial Seal)               Print Name        Patricia Copley
                                                 ------------------------------

                                  ADAGE, INC.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF ADAGE, INC.


     The undersigned, a holder of Common Stock of ADAGE, INC., hereby constitutes and appoints DONALD F.U. GOEBERT and WILLIAM P. KELLY, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company to be held on Monday, December 8, 1997 at 9:00 a.m., at the offices of RELM Communications, Inc., 7505 Technology Drive, West Melbourne, Florida, and any adjournment or postponement thereof, and thereat to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present, as follows:

1.   ELECTION OF DIRECTORS

     To cast the cumulative number of seven (7) votes represented by each share with respect to the election of the nominees: Donald F.U. Goebert; Buck Scott; Robert L. MacDonald; Ralph R. Whitney, Jr.; James C. Gale; Joel A. Schleicher; and George N. Benjamin, III. as directors:

ONE (1) VOTE PER SHARE       WITHHOLD AUTHORITY    CUMULATE THE SEVEN
FOR EACH OF THE NOMINEES     FOR ALL NOMINEES      (7) VOTES PER SHARE
LISTED ABOVE                                       AMONG THE NOMINEES
[   ]                        [   ]                 AS FOLLOWS:

INSTRUCTIONS: To withhold                          [   ] Donald F.U. Goebert
authority to vote for any individual               [   ] Buck Scott
nominee, write that Nominee's                      [   ] Robert L. MacDonald
name on the line provided below:                   [   ] Ralph R. Whitney, Jr.
                                                   [   ] James C. Gale
------------------------------------               [   ] Joel A. Schleicher
                                                   [   ] George N. Benjamin III.


2. APPROVAL OF PROPOSAL TO CHANGE STATE OF INCORPORATION FROM PENNSYLVANIA TO NEVADA AND COMPANY NAME FROM "ADAGE, INC." TO "RELM WIRELESS CORPORATION".

            [   ]  For          [   ] Against         [   ] Abstain


(Please sign and date on reverse side)

(Continued from other side)


3.   DISCRETIONARY AUTHORITY

     To transact such other business as may properly come before the Meeting and any adjournment thereof according to the proxies discretion and in their discretion.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED ONE (1) VOTE PER SHARE FOR EACH OF THE SEVEN NOMINEES FOR ELECTION AS DIRECTORS AND FOR PROPOSAL 2.

     The undersigned hereby acknowledges receipt of the notice of annual meeting and proxy statement of Adage, Inc.

                                        Please mark, date and sign exactly as
                                        your name appears on this proxy card.
                                        When shares are held jointly, both
                                        holders should sign. When signing as
                                        attorney, executor, administrator,
                                        trustee or guardian, please give your
                                        full title. If the holder is a
                                        corporation or partnership, the full
                                        corporate or partnership name should be
                                        signed by a duly authorized officer.


                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Signature, if shares held jointly


                                        Dated ____________________, 1997